UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2025, Dana Incorporated (the “Company”) announced that the employment of its current Chairman and Chief Executive Officer (“CEO”), R. Bruce McDonald, has been extended as the Company continues to build momentum across several key initiatives. Under Mr. McDonald’s leadership, the Company has delivered meaningful cost savings, advanced the divestiture of its Off Highway business—expected to close late in the fourth quarter of this year—and begun shaping a new long-term strategy to position the Company for sustainable growth and further margin improvement. The Company’s Board of Directors (“Board”) has confirmed that the search for a successor will accelerate in early 2026.

In connection with his extension as CEO and Chairman of the Board, on September 29, 2025, Mr. McDonald entered into an amended and restated employment agreement (the “A&R CEO Agreement”) with the Company, which provides that the term of the A&R CEO Agreement is up to one (1) year (on a month to month basis) until the successor CEO commences employment with the Company and Mr. McDonald will then transition to the role of Non-Executive Chairman of the Board (“Non-Executive Chairman”). The A&R CEO Agreement provides that, while Mr. McDonald serves as CEO, his base salary will continue to be $1,300,000 and he will be eligible to receive a grant of restricted stock units (“RSUs”) pursuant to the Dana Incorporated 2021 Omnibus Incentive Plan (the “Equity Plan”), with an aggregate target grant date fair market value of $9,900,000, as follows: (i) $4,125,000 of the RSUs will be granted on the effective date of the A&R CEO Agreement, (ii) $825,000 of the RSUs will be granted on or around May 25, 2026, provided that he remains the CEO through the end of May 2026, (iii) from June 2026 through October 2026, an additional $825,000 of RSUs will be granted, provided that he remains the CEO through the end of each applicable month and (iv) $825,000 of RSUs will be granted on or around November 25, 2026, provided that he remains the CEO through November 25, 2026. Any RSUs granted pursuant to the A&R CEO Agreement will vest on the one-year anniversary of the applicable date of grant, subject to his continued service as CEO or his service on the Board and certain termination protections. If a Change in Control (as defined in the Equity Plan) occurs while Mr. McDonald is serving as CEO, his RSUs will be treated in accordance with the Equity Plan and applicable award agreements and if, the Change in Control occurs following Mr. McDonald’s transition to the role of Non-Executive Chairman, then his RSUs will be treated in accordance with the Company’s non-employee director RSU award agreement. Mr. McDonald is eligible to receive a cash-based transition bonus of up to $500,000, on or before November 26, 2026, as determined by the Compensation Committee of the Board, in its sole discretion, based on Mr. McDonald’s performance related to the identification, hiring, and successful transition of a successor CEO by the Company’s April 2026 annual shareholder meeting. The foregoing summary does not purport to be a complete description and is qualified in its entirety by the A&R CEO Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following item is filed with this report.

Exhibit No.	Description

10.1	A&R Offer Letter to R. Bruce McDonald, dated September 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2025	DANA INCORPORATED

	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, Chief Legal and Human Resources Officer, Corporate Secretary